Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy to Launch New Shareholder Communication Strategy Focused on Recently Acquired Lineal Star Holdings LLC Plan for the Future

August 7, 2019

HOUSTON, TX / ACCESSWIRE / August 7, 2019 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, announced today that the Company is launching a new shareholder communications program, focused on the strategy of Camber’s recently acquired subsidiary, Lineal Star Holdings LLC www.LinealStar.com, and its primary operating subsidiary, Lineal Industries, Inc., based in Pittsburgh, PA. The communication strategy will be built on an unwavering commitment to five elements we believe are essential to effective shareholder communications--consistency, clarity, candor, transparency, and trust.

The new strategy will initially feature our 64 year old primary operating subsidiary, Lineal Industries, Inc., as well as Lineal Star’s ongoing plans to grow by acquiring engineering, procurement and construction management companies (EPCM) as well as other companies complimentary to Lineal, and through internally generated organic growth from its current operations. Our focus will be on the transition of Camber from the highly volatile production of oil & gas, to providing midstream and downstream field services, turnarounds, maintenance and specialty construction services to top tier pipeline companies, public and private utilities, refineries and petrochemical facilities.

The Company also plans to launch a video series featuring Lineal Star executives, Project Managers, and our greatest asset, the employees of Lineal, some of whom have been with Lineal Industries for thirty or more years. The Company is currently interviewing investor relations firms experienced in media placement, in order to assist the Company with its new operational focus, its strengths, strategy and message, and to help the Company get its message into a variety of media platforms, including television, radio, print, social media and online news outlets.

Camber Energy Interim CEO Louis Schott commented, “Our enhanced communication strategy will be led by Lineal Star CEO, Tim Connolly, who has over 35 years of experience in public and private company investment, development and communication strategies. Connolly has appeared on numerous television and radio business news shows, and anchored his own nationally broadcast business-focused radio show, “Corporate Strategies with Tim Connolly”, for over 18 years. Tim Connolly’s unique skill set brings a distinct competitive advantage to Camber and our shareholders. We believe this will strengthen the effectiveness of our communication of the new Camber and Lineal Star business plan to the investment community.”

The Company also discloses that the previously disclosed non-binding Letter of Intent to purchase an EPCM, has been suspended as the seller wishes to see the outcome of the shareholder vote concerning the Company’s previously completed plan of merger entered into with Lineal and its former members. The Company anticipates revisiting the possibility of the transaction following the approval by the shareholders of the Company, of the issuance of shares of common stock to the former Lineal members and the terms of the Company’s previously completed plan of merger entered into with Lineal and its former members; however, there is no assurance such a transaction will occur. The Company and Lineal are continuing to focus on similar acquisitions of other companies.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI), primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its recently announced acquisition of Lineal Star Holdings LLC, as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of shareholder approval of the issuance of shares of our common stock in connection with our recent acquisition; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common shareholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transactions and the ultimate terms of such acquisitions, if closed; and other risks described in Camber’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.